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                                                                    EXHIBIT 24.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Intel Corporation pertaining to Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants to Purchase Common Stock, Warrants to Purchase Preferred Stock, Third Party Warrants, Warrants to Purchase Debt Securities, Foreign Currency Exchange Warrants, Stock Index Warrants, Other Warrants and Guarantees of Debt Securities of Intel Overseas Corporation, and Intel Overseas Corporation pertaining to Debt Securities and to the incorporation by reference therein of our report dated January 17, 1994 with respect to the consolidated financial statements of Intel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 25, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

San Jose, California
October 17, 1994